SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): April 28, 2003



                           WRIGHT MEDICAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                      000-32883                 13-4088127
(State or other jurisdiction        (Commission               (IRS Employer
   of  incorporation)                File Number)         Identification Number)


   5677 Airline Road, Arlington, Tennessee                    38002
  (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (901) 867-9971

--------------------------------------------------------------------------------

Item 7.    Financial Statements and Exhibits

           (c)    Exhibits

                  The following exhibit is included as part of this report:

     Exhibit
     Number                                 Description
-----------------       --------------------------------------------------------

       99               Press release issued by Wright Medical Group, Inc. on
                        April 28, 2003.

Item 9.    Regulation FD Disclosure

On April 28, 2003, Wright Medical Group, Inc. (the "Company") issued a press release announcing its consolidated financial results for the quarter ended March 31, 2003. A copy of the press release is furnished as Exhibit 99 to this report. The information contained in this report, including the press release, is furnished pursuant to Item 12 under Item 9 of Form 8-K in accordance with the interim guidance provided by the Securities and Exchange Commission in Release No. 34-47583.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       Date:  April 28, 2003

                                  WRIGHT MEDICAL GROUP, INC.


                                  By:/s/ F. Barry Bays
                                     -------------------------------------
                                     F. Barry Bays
                                     President and Chief Executive Officer

                                  EXHIBIT INDEX

 Exhibit Number
                                            Description
-----------------       --------------------------------------------------------

       99               Press release issued by Wright Medical Group, Inc. on
                        April 28, 2003.

                                                                     Exhibit 99

                                                  FOR RELEASE 3:00 P.M. CENTRAL
                                                         MONDAY, APRIL 28, 2003
                                                      Contact: John K. Bakewell
                                                                 (901) 867-4527



                 Wright Medical Group, Inc. Reports Results for
                       First Quarter Ended March 31, 2003

 Quarter's Net Sales and Operating Income, Excluding Acquisition-related Charge, are Highest in Company's History


ARLINGTON, TN - April 28, 2003 - Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and bio-orthopaedic materials, today reported record results for its first quarter ended March 31, 2003.

Net sales for the first quarter of 2003 totaled $58.6 million, representing a 13% increase over net sales of $51.7 million during the first quarter of 2002. First quarter net sales achieved a record level for any quarter in the Company's history. First quarter net sales benefited from a favorable foreign currency impact totaling approximately $3.2 million. First quarter 2003 Generally Accepted Accounting Principles ("GAAP") net income, totaled $2.0 million, or $.06 per diluted share, including the after-tax effect of a $4.6 million in-process research and development ("IPRD") charge which, as anticipated, resulted from the Company's first quarter acquisition of certain ADCON(R) Gel technology assets. Without this charge, net income for the first quarter of 2003 would have been $4.8 million, or $.14 per diluted share. First quarter 2002 GAAP net income totaled $6.9 million or $.21 per diluted share, including the favorable after-tax effect of a $4.2 million award from a commercial arbitration proceeding with a former business services provider. Excluding the arbitration settlement award, the Company's net income totaled $4.3 million, or $.13 per diluted share for the prior-year first quarter.

First quarter GAAP income from operations, inclusive of the aforementioned 2003 IPRD charge and 2002 arbitration settlement award totaled $3.5 million and $10.3 million in 2003 and 2002, respectively. First quarter income from operations, exclusive of these items, increased by 31% year-over-year, to an all-time quarterly record of $8.0 million, or 14% of sales, during the first quarter of 2003, from $6.1 million, or 12% of sales, during the first quarter of 2002. A reconciliation of GAAP to "as adjusted" results is included in the attached financial tables.

F. Barry Bays, President and Chief Executive Officer commented, "We are very pleased with our operating performance for the first quarter, which exceeded the upper end of our outlook ranges for both net sales and income from operations, excluding the impact of our IPRD charge related to the ADCON(R) Gel technology acquisition. Domestic first quarter net sales results reflect the continued exceptional performance of our growth-driving bio-orthopaedics and extremities product lines. Additionally, within our domestic reconstructive joint business, our knee results have shown improvement during the first quarter that is consistent with our internal goals, while our hip product line posted an exceptional 23% growth rate for the quarter, reflecting early success from the recent launch of our LINEAGE(R) ceramic-on-ceramic hip system."

Mr. Bays continued, "Our solid revenue performance during the quarter, combined with continued operating leverage, has again produced operating income results, excluding our IPRD charge, that surpassed our expectations. Notably, in every quarter reported since becoming a public company, we have met or exceeded our performance expectations. The first quarter of 2003 now marks eight consecutive quarters for such achievement. Our outlook for the remainder of 2003 is quite encouraging as well, due, in part, to the continued expansion of our bio-orthopaedics franchise to include additional technology platforms, the initial success of our LINEAGE(R) ceramic-on-ceramic hip system, and what is likely to be a favorable international currency environment."

                                                                   (Page 2 of 6)
Sales Review
------------

The Company experienced global growth across all its major product lines during the first quarter, with the Company's bio-orthopaedic and hip product lines posting exceptional growth rates. Specifically, global net sales of the Company's bio-orthopaedic, hip, extremity, and knee product lines increased by 25%, 24%, 11% and 2%, respectively, during the first quarter of 2003 when compared to the first quarter of 2002.

Domestic sales totaled $35.1 million during the first quarter of 2003, representing an increase of 13.5% compared to the respective year-ago period. Domestically, net sales of the Company's bio-orthopaedic, hip, and extremities product lines reflected growth of 29%, 23% and 19%, respectively, while knee sales decreased by 2% as compared to the respective year-ago period.

International sales totaled $23.5 million during the first quarter of 2003, representing an increase of 13% compared to the first quarter of 2002.

Outlook
-------

The Company has upwardly revised its previously communicated sales and operating income targets for 2003 to reflect over-achievement experienced during the first quarter of 2003 and an improved outlook for the remainder of the year. The Company's anticipated net sales targets for the full year 2003 are now in the range of $229 million to $234 million, representing annualized growth of approximately 14% to 16.5%, with operating income targets now totaling $28 to $30 million, exclusive of the Company's $4.6 million first quarter of 2003 IPRD charge. The Company's anticipated targets for the second quarter of 2003 for net sales are in the range of $57 million to $59 million, with operating income results ranging from $7.2 to $7.9 million. These targets for both the upcoming second quarter of 2003 and the full year of 2003 exclude the effect of possible future acquisitions or other material future business developments.

The Company's anticipated targets for net sales and income from operations are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

Conference Call
---------------

As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. To access a simultaneous webcast of the conference call via the internet, go to the "Corporate - Investor Information" section of the Company's website located at www.wmt.com. A replay of the conference call by telephone will be available starting today and continuing until 10:59 p.m. (Central Time) on May 5, 2003. To hear this replay, dial 1-800-428-6051 and enter the registration number 289932. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the "Corporate - Investor Information - Audio Archives" section of the Company's website located at www.wmt.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release or otherwise available in the "Corporate - Investor Information" section of the Company's website located at www.wmt.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

                                                                   (Page 3 of 6)
Non-GAAP Financial Measures
---------------------------

The Company uses non-GAAP financial measures, such as net income, as adjusted, income from operations, as adjusted, cash earnings, as adjusted and net income, as adjusted, per diluted share. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as business development activities including purchased in-process research and development and the financial impact of significant litigation, which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Safe-Harbor Statement
---------------------
This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current views of future performance, results, and trends. The Company wishes to caution readers that actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company's filings with the Securities and Exchange Commission (including the Company's annual report on Form 10-K for the year ended December 31, 2002), which could cause the Company's actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. The Company wishes to caution readers not to place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statement after this date.

Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and bio-orthopaedic materials. The Company has been in business for more than fifty years and markets its products in over 40 countries worldwide. For more information about Wright Medical, visit our website at www.wmt.com.


                               --Tables Follow--

                                                                   (Page 4 of 6)

                           Wright Medical Group, Inc.
                 Consolidated Condensed Statements of Operations
                      (in thousands, except per share data)
                                   (unaudited)
                                                        Three Months Ended
                                                  ---------------------------
                                                    March 31,      March 31,
                                                      2003           2002
                                                  ------------    ----------

Net sales                                            $ 58,622      $ 51,706
Cost of sales                                          15,540        14,758
                                                  ------------    ----------
       Gross profit                                    43,082        36,948

Operating Expenses:
    Selling, general and administrative                30,305        26,955
    Research and development                            3,535         2,561
    Amortization of intangible assets                     804           853
    Stock-based expense                                   409           440
    Arbitration settlement award                            -        (4,200)
    Acquired in-process research and
    development costs                                   4,558             -
                                                  ------------    ----------
       Total operating expenses                        39,611        26,609
                                                  ------------    ----------

       Income from operations                           3,471        10,339
Interest expense, net                                     266           434
Other (income) expense, net                              (30)            16
                                                  ------------    ----------
       Income before income taxes                       3,235         9,889
Provision for income taxes                              1,234         2,970
                                                  ------------    ----------
       Net income                                    $  2,001      $  6,919
                                                  ============    ==========

Net income per common share--basic                   $    .06      $    .23
                                                  ============    ==========
Net income per common share--diluted                 $    .06      $    .21
                                                  ============    ==========
Weighted-average number of common shares
outstanding-basic                                      32,715        29,833
                                                  ============    ==========
Weighted-average number of common shares
outstanding-diluted
                                                       34,059        32,229
                                                  ============    ==========


                           Wright Medical Group, Inc.
                      Consolidated Condensed Sales Analysis
                       (dollars in thousands - unaudited)

                                                      Three Months Ended
                                         ----------------------------------
                                          March 31,   March 31,      %
                                            2003        2002       change
                                         ---------- ----------- ----------
Geographic
--------------------------
Domestic                                   $35,080    $30,914       13.5%
International                               23,542     20,792       13.2%
                                         ---------- ----------- ----------
Total net sales                            $58,622    $51,706       13.4%
                                         ========== =========== ==========
Product Line
--------------------------
Knee products                              $19,664    $19,303        1.9%
Hip products                                17,690     14,240       24.2%
Extremity products                           7,430      6,695       11.0%
Bio-orthopaedic materials                   11,409      9,162       24.5%
Other                                        2,429      2,306        5.3%
                                         ---------- ----------- ----------
Total net sales                            $58,622    $51,706       13.4%
                                         ========== =========== ==========

                                                                   (Page 5 of 6)

                           Wright Medical Group, Inc.
       Reconciliation of Income from Operations to Income from Operations,
                 As Adjusted (dollars in thousands - unaudited)

                                                        Three Months Ended
                                                  ----------------------------
                                                    March 31,       March 31,
                                                      2003             2002
                                                  ------------   -------------
Income from Operations, as reported                  $  3,471        $ 10,339
Add:  Acquired in-process research and
development costs                                       4,558               -
Less:  Arbitration settlement award                         -         (4,200)
                                                  ------------   -------------
Income from Operations, as adjusted                  $  8,029         $ 6,139
                                                  ============   =============



                           Wright Medical Group, Inc.
             Reconciliation of Net Income to Net Income, As Adjusted
                       (dollars in thousands - unaudited)

                                                         Three Months Ended
                                                     --------------------------
                                                       March 31,     March 31,
                                                         2003          2002
                                                     ------------   -----------

Net income, as reported:                                  $2,001       $ 6,919
Add:  Acquired in-process research and
development costs, net of tax                              2,819             -
Less:  Arbitration settlement award, net of tax                -        (2,604)
                                                     ------------   -----------
Net income, as adjusted:                                $  4,820       $ 4,315

Net income, as adjusted, per common share--basic        $    .15       $   .14
                                                     ============   ===========
Net income, as adjusted, per common
share--diluted                                          $    .14       $   .13
                                                     ============   ===========
Weighted-average number of common shares
outstanding-basic                                         32,715        29,833
                                                     ============   ===========
Weighted-average number of common shares
outstanding-diluted                                       34,059        32,229
                                                     ============   ===========


                           Wright Medical Group, Inc.
  Reconciliation of Net Income to Cash Earnings and Cash Earnings, As Adjusted
                       (dollars in thousands - unaudited)

                                                        Three Months Ended
                                                  ------------------------------
                                                      March 31,        March 31,
                                                        2003             2002
                                                    ------------    ------------

Net income, as reported                                 $2,001         $ 6,919
Add:  Stock-based expense                                  409             440
Add:  Amortization of intangible assets                    804             853
                                                    ------------    ------------
    Cash earnings                                        3,214           8,212
Add:  Acquired in-process research and
development costs, net of tax                            2,819               -
Less:  Arbitration settlement award, net of tax              -          (2,604)
                                                    ------------    ------------
Cash earnings, as adjusted                            $  6,033         $ 5,608
                                                    ============    ============

                                                                   (Page 6 of 6)
                           Wright Medical Group, Inc.
                      Consolidated Condensed Balance Sheets
                      (in thousands, except per share data)


                                                      March 31,     December 31,
                                                        2003           2002
                                                   ------------     ------------

Assets:
Current Assets:
    Cash and cash equivalents                         $ 52,841       $   51,373
    Accounts receivable, net                            44,747           39,571
    Inventories                                         58,418           55,628
    Prepaid expenses and other current assets           22,676           25,042
                                                   ------------      ----------
         Total current assets                          178,682          171,614
                                                   ------------      ----------
Property, plant and equipment, net                      59,198           59,215
Intangible assets, net                                  29,288           26,908
Other assets                                            15,943           16,446
                                                   ------------      ----------
                                                      $283,111         $274,183
                                                   ============      ==========

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
    Accounts payable                                     $ 10,149      $   9,878
    Accrued expenses and other current liabilities         34,820         29,878
    Current portion of long-term obligations                5,778          5,676
                                                      ------------    ----------
       Total current liabilities                           50,747         45,432
                                                      ------------    ----------
Long-term obligations                                      16,321         16,586
Other liabilities                                           6,679          7,166
                                                      ------------    ----------
       Total liabilities                                   73,747         69,184
                                                      ------------    ----------

Stockholders' equity (deficit)                            209,364        204,999
                                                      ------------    ----------
                                                       $  283,111     $  274,183
                                                      ============    ==========